Exhibit 4.1

FORM OF

SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

This SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into and effective as of February 9, 2024, among BioCardia, Inc., a Delaware corporation (the “Company”), and the several investors set forth on Schedule I attached hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, the Company and the Investors desire that, upon the terms and conditions set forth in this Agreement, each Investor, severally and not jointly, will purchase from the Company, and the Company will issue and sell to such Investor, (i) the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), set forth opposite such Investor’s name in Schedule I attached hereto (the “Shares”), for a purchase price equal to $0.4331 per share, other than the Company’s President and Chief Executive Officer, who has agreed to pay $0.4625 per share, and (ii) warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to purchase up to that number of shares of Common Stock set forth opposite such Investor’s name in Schedule I attached hereto, for a purchase price equal to $0.4423 per Warrant Share (as defined below). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants collectively are referred to herein as the “Warrant Shares” and together with the Shares and the Warrant, as applicable, the “Securities”); and

WHEREAS, each Investor will have registration rights with respect to its Registrable Securities (as defined herein) pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Agreement to Sell and Purchase the Securities. At the Closing (as defined below), the Company will sell to each Investor, and each Investor, severally and not jointly, will purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, (i) Shares and (ii) Warrants in the amounts set forth opposite such Investor’s name on Schedule I attached hereto and for the aggregate purchase price set forth opposite such Investor’s name under the heading “Aggregate Purchase Price” on Schedule I attached hereto.

2.    Delivery of the Securities at Closing. The completion of the purchase, sale and issuance of the Shares and Warrants (the “Closing”) shall occur electronically on February 13, 2024 or on such other date as the Company and each Investor shall agree (the “Closing Date”). At the Closing, the Company shall issue to each Investor, as indicated on Schedule I attached hereto, such Investor’s Shares in book-entry form and a Warrant to purchase up to a number of shares of Common Stock as set forth on Schedule I attached hereto, each registered in such Investor’s name and address as set forth on Schedule I attached hereto, subject to the Company’s receipt of the applicable Investor’s purchase price.

3.    Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Investor as follows as of the date of this Agreement and as of the Closing Date:

3.1    Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business except where the failure to be so qualified would not have a material adverse effect upon the financial condition or business, operations or assets of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

3.2    Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to enter into and perform this Agreement and to issue the Securities in accordance with the terms of this Agreement. This Agreement has been duly authorized, validly executed and delivered by the Company and, when duly authorized and validly executed and delivered by the Investors, constitutes, or will constitute, legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their issuance in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Warrants, when executed and delivered in accordance with this Agreement, will be duly authorized and binding obligations of the Company under the law of the jurisdiction governing the Warrants and the Warrant Shares, when issued in accordance with the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

3.3    Non-Contravention. Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery of this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its Subsidiaries or their respective properties are bound, (B) the charter, bylaws or other organizational documents of the Company or any Subsidiary, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Subsidiary or their respective properties, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of the property or assets of the Company or any Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement or the valid issuance and sale of the Securities pursuant to this Agreement, except such as (a) have been or will be obtained or made under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) the filing of any requisite notices and/or application(s) to the Nasdaq Capital Market for the issuance and sale of the Securities and the listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, or (c) may be required under the securities, or blue sky, laws of any state jurisdiction in connection with the offer and sale of the Securities by the Company in the manner contemplated herein or such that the failure of which to obtain would not have a Material Adverse Effect.

3.4    SEC Filings. Since January 1, 2023, the Company and its Subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by them with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Exchange Act (such reports, including exhibits thereto and documents incorporated by reference therein, collectively, the “SEC Documents”). To the Company’s knowledge, as of their respective filing dates, none of the SEC Documents contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light and circumstances under which they were made, not misleading, except to the extent corrected by subsequently filed or furnished SEC Documents.

3.5    Absence of Certain Changes. Except as disclosed in the SEC Documents or otherwise publicly disclosed by the Company, since September 30, 2023, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which, to the knowledge of the Company, would reasonably be expected to have a Material Adverse Effect.

3.6    Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share. The Company’s issued and outstanding capital stock is as set forth in the most recent periodic report filed by the Company containing such disclosure as of the date indicated in periodic report (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans, in each case, referred to in the SEC Documents or pursuant to the exercise of convertible securities or options or the vesting of restricted stock units referred to in the SEC Documents). The Company, prior to Closing, will reserve from its duly authorized share capital the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

3.7    Broker. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

3.8    No Material Non-Public Information. The Company has not provided any material non-public information to any Investor except for such information as will be included in the Form 8-K to be filed pursuant to Section 4.15 hereof (the “Transaction 8-K”).

3.9    Certain Proceedings. The Company is not the subject of a voluntary bankruptcy or solvency action, has not made a general assignment for the benefit of creditors, and has not taken any corporate action to authorize any of the foregoing.

4.    Representations, Warranties and Covenants of the Investors. Each Investor severally for itself, and not jointly with the other Investors, represents and warrants to, and covenants with the Company as follows as of the date of this Agreement and as of the Closing Date:

4.1    Due Authorization; Organization. Such Investor has all requisite power, authority and capacity to execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate, company, partnership or individual action, as the case may be, to enter and perform this Agreement. This Agreement has been duly authorized and validly executed and delivered by such Investor and, when duly authorized and validly executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2    Non-Contravention. The execution and delivery of this Agreement, the purchase of the Securities under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a violation of, or default (with or without the giving of notice or the passage of time or both) under, (A) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Investor is a party, (B) the charter, bylaws or other organizational documents of such Investor, as applicable, or (C) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to such Investor or its property, or (ii) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of such Investor or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, self-regulatory organization, stock exchange or market, or other governmental body in the United States is required for the execution and delivery of this Agreement and the purchase of the Securities by such Investor, other than such as have been made or obtained.

4.3    Private Placement. Such Investor represents and warrants to, and covenants with, the Company that such Investor is acquiring the Securities for its own account for investment only and with no present intention of distributing any of the Securities in violation of the applicable securities laws, or pursuant to any arrangement or understanding with any other persons regarding the distribution of any of the Securities. Such Investor has been advised and understands that none of the Securities have been registered under the Securities Act or under the “blue sky” or similar laws of any jurisdiction and that they may be resold only if registered pursuant to the provisions of the Securities Act and such other laws, if applicable, or, subject to the terms and conditions of this Agreement, if an exemption from registration is available. Such Investor has been advised and understands that the Company, in issuing the Securities, is relying upon, among other things, the representations and warranties of such Investor herein in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

4.4    Certain Trading Activities. Neither such Investor nor any of its affiliates has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any purchase or sale of Common Stock (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) since the date that such Investor first became aware of the transactions contemplated hereby. For the purposes of this Section 4.4, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Exchange Act and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Investor covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transaction in the securities of the Company (including short sales) prior to the filing of a Current Report on Form 8-K, Annual Report on Form 10-K, press release, or other applicable Exchange Act report reporting this transaction.

4.5    No Advice. Such Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.6    Accredited Investor; Big Boy. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and is able to bear the risk of its investment in the Securities. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities. Such Investor acknowledges that it does not have any material non-public information relating to the Company. Such Investor further acknowledges that the Company and its agents, officers, directors and affiliates possess material non-public information not known to such Investor regarding or relating to the Company and/or the securities being offered hereby, including, but not limited to, information concerning the business, financial condition, results of operations, legal matters associated with ongoing or past litigation matters, investigations, the Company’s corporate transition matters (including transactions related to the corporate transition matters and amounts that become payable by the Company), prospects and other plans of the Company. Such Investor acknowledges that any material non-public information may be indicative of a value of the securities being offered hereby that is substantially less than the purchase price paid by such Investor, or may be otherwise adverse to such Investor, and such material non-public information, if known to such Investor, could be material to such Investor’s decision to acquire the securities being offered hereby. Accordingly, such Investor understands and accepts that there is an information disparity between such Investor and the Company, confirms that the Company is not obligated to disclose, and consistent with such Investor’s instructions, has not disclosed, material non-public information to such Investor, and acknowledges and agrees that the Company has no liability arising from such non-disclosure. Such Investor acknowledges that neither the Company nor any of its agents, officers, directors, or affiliates has delivered any information or made any representations to such Investor, except as expressly set forth herein.

4.7    Limited Representations. Such Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and all materials relating to the offer and sale of the Securities in each case that have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask such questions of the Company as they deem appropriate for purposes of the investment contemplated hereby. Such Investor acknowledges and agrees that the most recent disclosure of the Company’s results is for the three and nine month periods ended on, and the most recent disclosure of the Company’s financial condition is at, September 30, 2022, as reported on the Company’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2022, and that, except as disclosed in the SEC Documents, no information more recent than such date has been provided to or requested by such Investor as to the Company’s results, operations, financial condition, business or prospects. Such Investor understands that its purchase of the Securities involves a high degree of risk and that it may lose its entire investment in the Securities, and such Investor further acknowledges and agrees that it can afford to do so without material adverse consequences to its financial condition. Such Investor is not relying on, and does not have, any information provided by the Company and its Subsidiaries, except to the extent provided in Section 3 herein.

4.8    No Recommendation. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities, nor have such authorities passed upon or endorsed the merits thereof.

4.9    Restrictive Legends. The Securities issued to such Investor will bear the restrictive legends described in Section 6 below. Such Investor covenants that, in connection with any transfer of any Securities pursuant to the registration statement contemplated by Section 5 hereof, including the prospectuses contained therein, such Investor will comply with the applicable prospectus delivery requirements of the Securities Act, provided that copies of a current prospectus relating to such effective registration statements are available to such Investor.

4.10    Residence. Such Investor is a resident of, or is organized under the laws of, the jurisdiction set forth below such Investor’s name on Schedule I attached hereto.

4.11    No Market. Such Investor understands that the Securities are restricted securities, and that the Securities must be held indefinitely unless and until the resale of such Securities are registered under the Securities Act or subject to the terms and conditions of this Agreement and the applicable securities laws, an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act.

4.12    No Commissions. Such Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

4.13    Transactional Exemption. Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities (as applicable).

4.14    Investor Undertaking. Such Investor understands that (i) none of the Securities may be offered for sale, sold, assigned or transferred unless (A) subsequently registered under the Securities Act, (B) such Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Investor, in a form reasonably acceptable to the Company, to the effect that such Securities may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

4.15    Disclosure of Transactions. On or before 5:30 p.m., New York time, on the first (1st) business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K (or other form permitted under the federal securities law) disclosing the material terms and conditions of the transactions contemplated by this Agreement in compliance with the requirements of Form 8-K (or such other form).

5.    Registration Rights.

5.1    Certain Definitions.

“Holder” and “Holders” shall include each Investor and any transferee or transferees of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean: (i) the Shares issued or issuable to each Holder upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) the Warrant Shares issued or issuable upon the exercise of the Warrants; (iii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing; and (iv) any other security issued as a dividend or other distribution with respect to, in exchange for or in replacement of the securities referred to in the preceding clauses, except that any such Shares, Warrant Shares or other securities shall cease to be Registrable Securities when and to the extent (A) they have been sold to the public or (B) they may be sold by the Holder thereof without volume or manner of sale restrictions pursuant to Rule 144.

“Registration Expenses” shall mean all expenses to be incurred by the Company in connection with each Holder’s registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and blue sky fees and expenses.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders.

5.2    Registration Requirements. The Company shall use its commercially reasonable efforts to effect the registration of the resale of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the resale of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder, except that the Company shall not be obligated to include an underwritten offering as a manner of sale. Such commercially reasonable efforts by the Company shall include, without limitation, the following:

(a)    The Company shall, as expeditiously as possible:

(i)    But in any event within ten (10) days of the Closing, prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or in the event that the Company is ineligible to use such form, such other form as the Company is eligible to use under the Securities Act provided that such other form shall be converted into a Form S-3 promptly after Form S-3 becomes available to the Company) covering resales by the Holders as selling stockholders (not underwriters) of the Shares and the Warrant Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event prior to 60 days (or, if the Commission elects to review the Registration Statement, 90 days) following the Closing. The Company, in its sole discretion, may elect to include for offer and sale securities in addition to the Registrable Securities in the Registration Statement. Promptly following the effective date of the Registration Statement, the Company shall file with the Commission in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the Registration Statement (whether or not such a prospectus is technically required by such rule).

(ii)    Without limiting the foregoing, the Company will promptly respond to all Commission comments, inquiries and requests, and shall request acceleration of effectiveness of the Registration Statement at the earliest possible date. The Company shall provide the Holders reasonable opportunity to review the portions of any such Registration Statement or amendment or supplement thereto containing disclosure regarding the Holders prior to filing.

(iii)    Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

(iv)    Furnish or otherwise make available to each Holder copies of a current prospectus included in the Registration Statement conforming with the requirements of the Securities Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder.

(v)    Register and qualify the securities covered by the Registration Statement under the securities or “blue sky” laws of all domestic jurisdictions, to the extent required; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vi)    Notify each Holder as soon as practicable of the happening of any event (but not the substance or details of any such event) as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its commercially reasonable efforts to promptly update and/or correct such prospectus.

(vii)    Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(viii)    Upon request, permit counsel to the Holders to review the Registration Statement within a reasonable period of time (but not less than two (2) full trading days) prior to each filing; provided, however, that the Company will not be obligated to comply with this Section 5.2(a)(viii) if compliance would cause the Company to fail to comply with any other provisions hereunder.

(ix)    Qualify the Registrable Securities covered by such Registration Statement for listing on the principal securities exchange and/or market on which the Common Stock is then listed, including the preparation and filing of any required filings with such principal market or exchange.

(b)    In the event that the Registration Statement has been declared effective by the Commission and, afterwards, any Holder’s ability to sell Registrable Securities registered for resale under the Registration Statement is suspended for more than (i) 45 days in any 90 day period or (ii) 90 days in any calendar year, including without limitation by reason of any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in the Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall take such action as may be necessary to amend or supplement the Registration Statement or the prospectus (including any supplements thereto) included in the Registration Statement, such that the Registration Statement or the prospectus, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements not misleading.

(c)    Notwithstanding Section 5.2(b), the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, (i) such a suspension is required by the rules and regulations of the Commission or (ii) it is determined in good faith by the Board of Directors of the Company that because of valid business reasons (not including the avoidance of the Company’s obligations hereunder), it is in the best interests of the Company to suspend such use, and prior to suspending such use in accordance with this clause (c)(ii) the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. The Company will use commercially reasonable efforts to cause such suspension to terminate at the earliest possible date.

(d)    The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period (as defined below), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement. In the case of amendments and supplements to the Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 5.2(d)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

(e)    Each Holder agrees by its acquisition of the Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 5.2(a)(vi) or 5.2(a)(vii), and upon notice of any suspension under Section 5.2(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented prospectus and/or amendment to the Registration Statement contemplated by this Section 5.2, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or the Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

5.3    Expense Registration. All Registration Expenses in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

5.4    Registration on Form S-3. The Company shall use its commercially reasonable efforts to remain qualified for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act, provided that if such other form is used, the Company shall convert such other form to a Form S-3 promptly after the Company becomes so eligible, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the Registration Statement covering the Registrable Securities has been declared effective by the Commission.

5.5    Registration Period. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall keep such registration effective from the date on which the Registration Statement initially became effective until the earlier of (i) the date on which all the Holders have completed the sales or distributions described in the Registration Statement relating to the Registrable Securities registered for resale thereunder, (ii) until such Registrable Securities may be sold by the Holders without restriction pursuant to Rule 144 (or any successor thereto) (provided that the Company’s transfer agent has accepted an instruction from the Company to such effect), and (iii) the two year anniversary of the date hereof (the “Registration Period”). Thereafter, the Company shall be entitled to withdraw such Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the Registration Statement (or any prospectus relating thereto).

5.6    Indemnification.

(a)    Company Indemnity. The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each person controlling each of the foregoing, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any material breach of this Agreement (including any representation herein) or any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling each of the foregoing, for any reasonable and documented out-of-pocket legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based (i) on any untrue statement or omission based upon written information furnished to the Company by a Holder, (ii) the failure of a Holder to deliver at or prior to the written confirmation of sale, the most recent prospectus, as amended or supplemented, or (iii) the failure of a Holder otherwise to comply with this Agreement. The indemnity agreement contained in this Section 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b)    Holder Indemnity. Each Holder will, severally and not jointly, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers and partners, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s) against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any material breach of this Agreement by Holder (including any representation herein) or any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make a statement therein not misleading in light of the circumstances under which it was made, and will reimburse the Company and such other Holder(s) and their directors, officers and partners or control persons for any reasonable and documented out-of-pocket legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities pursuant to the registration statement in question. The indemnity agreement contained in this Section 5.6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

(c)    Procedure. Each party entitled to indemnification under this Section 5.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.6 except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

5.7    Contribution. If the indemnification provided for in Section 5.6 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and any Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of any Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

In no event shall the obligation of any Indemnifying Party to contribute under this Section 5.7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Sections 5.6(a) or 5.6(b) hereof had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5.7 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement in question. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.8    Survival. The indemnity and contribution agreements contained in Sections 5.6 and 5.7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resales of the Registrable Securities.

5.9    Information by Holders. Each Holder shall promptly furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may from time to time reasonably request in writing in connection with any registration, qualification or compliance referred to in this Agreement, and the Company may exclude from such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time after receiving such request. The intended method or methods of disposition and/or sale of such securities (other than underwritten offerings) as so provided by such purchaser shall be included in the Registration Statement covering the Registrable Securities. Each Holder agrees that, other than ordinary course brokerage arrangements, in the event it enters into any arrangement with a broker dealer for the sale of any Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, such Holder shall promptly deliver to the Company in writing all applicable information required in order for the Company to be able to timely file a supplement to the prospectus pursuant to Rule 424(b), or take any other action, under the Securities Act, to the extent that such supplement or other action is legally required. Such information shall include a description of (i) the name of such Holder and of the participating broker dealer(s), (ii) the number of Registrable Securities involved, (iii) the price at which such Registrable Securities were or are to be sold, and (iv) the commissions paid or to be paid or discounts or concessions allowed or to be allowed to such broker dealer(s), where applicable.

6.    Reservation of Warrant Shares. At or prior to the Closing, the Company will have reserved, and the Company shall continue to reserve and keep available at all times so long as the Warrants remain outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

7.    Stock Legend.

7.1    Any certificate representing the Shares and Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

8.    Use of Proceeds. The proceeds from the sale of the Securities pursuant to this Agreement shall be used for general corporate purposes.

9.    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (i) if within the domestic United States, by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (ii) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (A) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (B) if delivered by nationally recognized overnight carrier, one business day after so mailed, (C) if delivered by International Federal Express, two business days after so mailed, and (D) when delivered, if sent by electronic mail or facsimile, with receipt confirmed during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, and shall be delivered as addressed as follows:

(a)    if to the Company, to:

BioCardia, Inc.
320 Soquel Way
Sunnyvale, California 94085
Telephone: (650) 226-0120
Attention: Chief Financial Officer

with copies to:

Wilson Sonsini Goodrich & Rosati, P.C.
Attn: Michael Danaher
650 Page Mill Road
Palo Alto, CA 94304-1050
Telephone: (650) 493-9300

(b)    if to an Investor, at its address set forth under its name on Schedule I attached hereto, or at such other address or addresses as may have been furnished to the Company in writing.

10.    Changes; Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors holding a majority of the total number of Shares issued pursuant to this Agreement. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waived provision is sought.

11.    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.    Severability. In the event that any provision contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

14.    Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to such subject matter are expressly cancelled.

15.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

16.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investors. No Investor shall assign any rights or obligations under this Agreement, other than, solely with respect to any Securities transferred in accordance with this Agreement, including the legends described herein, to any permitted transferee of such Securities, provided, however, that no such assignment shall relieve any Investor of its obligations under this Agreement.

17.    Expenses. The Company and each Investor shall bear its own expenses in connection with the preparation and negotiation of this Agreement.

18.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

19.    Pronouns. All pronouns or any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

20.    Press Release. The Company shall not use any Investor’s name in any press release issued by the Company related to this Agreement or the transactions contemplated hereby, without the consent of such Investor.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BIOCARDIA, INC.

By:
Name:	Peter Altman
Title:	Chief Executive Officer

INVESTOR COUNTERPART SIGNATURE PAGE

TO THE SECURITIES PURCHASE AND REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Name of Investor

By:
Name:
Title:

Investment Amount: $[•]

SCHEDULE I

Schedule of Investors

EXHIBIT A

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2.1 OF THIS WARRANT.

FORM OF COMMON STOCK PURCHASE WARRANT
BIOCARDIA, INC.

Warrant Shares:	[•]

Issue Date:	February 13, 2024

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [•] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to 5:00 p.m. (New York City time) on February 13, 2026 (the “Termination Date”) but not thereafter, to subscribe for and purchase from BioCardia, Inc., a Delaware corporation (the “Company”), up to [•] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Warrant Price, as defined in Section 2.1. This Warrant is one of the warrants to purchase Common Stock (collectively, the “Warrants”) issued pursuant to that certain Securities Purchase and Registration Rights Agreement, dated as of February 9, 2024, by and among the Company and the investors referred to therein, as amended from time to time (the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement.

1.	Warrants.

1.1    Registration.

1.1.1    Warrant Register. The Company shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Company shall issue and register the Warrants in the names of the respective holders thereof.

1.1.2    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company may deem and treat the person in whose name such Warrant is then registered in the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of this Warrant represented thereby (notwithstanding any notation of ownership or other writing on any Warrant certificate made by anyone other than the Company), for the purpose of any exercise thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2.	Terms and Exercise.

2.1    Warrant Price. This Warrant shall entitle the registered holder, subject to the provisions hereof, to purchase from the Company the number of Warrant Shares stated therein, at the price of $0.4423 per share, subject to the adjustments provided in Section 3 hereof and in the last sentence of this Section 2.1. The term “Warrant Price” as used in herein refers to the price per share at which the Common Stock may be purchased at the time this Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) business days; provided, that the Company shall provide at least twenty (20) days’ prior written notice of such reduction to registered holders of the Warrants and, provided further, that any such reduction shall be applied consistently to all of the Warrants.

2.2    Duration. This Warrant may be exercised at any point from the time until the Termination Date. The period of time from the date this Warrant will first become exercisable until the expiration of this Warrant shall hereafter be referred to as the “Exercise Period.” If this Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of this Warrant by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders of the Warrants and, provided further, that any such extension shall be applied consistently to all of the Warrants.

2.3    Exercise.

2.3.1    Payment. Subject to the provisions herein, this Warrant may be exercised by the Holder thereof by surrendering it, along with a completed Notice of Exercise (the form of which is attached hereto as Exhibit A), and by paying in full the Warrant Price for each share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

(a)    in lawful money of the United States, by good certified check or good bank draft payable to the order of the Company or wire transfer; or

(b)    to the extent the Company is not in compliance with its registration obligations under Section 5 of the Securities Purchase Agreement, by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of Warrant Shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “Fair Market Value” by (ii) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the exercise price. Solely for purposes of this Section 2.3.1(b), the “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date of exercise.

2.3.2    Issuance of Common Stock. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if any), the Company shall issue to the Holder a certificate or certificates, or book entry position, for the number of Warrant Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant, or book entry position, for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the Warrant exercise. No Warrant shall be exercisable for cash and the Company shall not be obligated to issue Common Stock upon exercise of this Warrant unless the offering or resale of the Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to this Warrant, the Holder shall not be entitled to exercise this Warrant for cash and this Warrant may have no value and expire worthless. This Warrant may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

2.3.3    Valid Issuance. All Common Stock issued upon the proper exercise of this Warrant in conformity with the terms hereof shall be validly issued, fully paid and nonassessable.

2.3.4    Date of Issuance. Each person in whose name any book entry position or certificate for Common Stock is issued shall for all purposes be deemed to have become the Holder of record of such shares on the date on which the Warrant, or book entry position representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

3.	Adjustments.

3.1    Stock Dividends; Split Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split up of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding Common Stock.

3.2    Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Warrant Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Stock.

3.3    Adjustments in Warrant Price. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 3.1 and 3.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which shall be the number of Warrant Shares so purchasable immediately thereafter.

3.4    Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock (other than a change covered by Section 3.1 or 3.2 hereof or that solely affects the par value of the Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had exercised his, her or its Warrant(s) immediately prior to such event. If any reclassification also results in a change in the Common Stock covered by Section 3.1 or 3.2, then such adjustment shall be made pursuant to Sections 3.1, 3.2, 3.3 and this Section 3.4. The provisions of this Section 3.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Warrant Price be reduced to less than the par value per share issuable upon exercise of the Warrant. Notwithstanding anything to the contrary herein, in the event of any tender offer for shares of Common Stock, the offeror shall not make any tender offer for the Warrants if the effect of such offer would be to require the Warrants to be accounted for as liabilities under applicable accounting principles.

3.5    Notices of Changes in Warrant. Upon the occurrence of any event specified in Sections 3.1, 3.2, 3.3 or 3.4 above, then, in any such event, the Company shall give written notice to the Holder, at the last address set forth for such Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

3.6    No Fractional Warrants or Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 3, the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number of Warrant Shares to be issued to the Holder.

3.7    Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 3 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid a material and adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 3, then, in each such case, the Company shall make a good faith determination as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 3 and, if the Company determines that an adjustment is necessary, the terms of such adjustment. The Company shall then adjust the terms of the Warrants accordingly.

4.	Transfer and Exchange of Warrants.

4.1    Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures, in the case of certificated Warrants, properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled.

4.2    Procedure for Surrender of Warrants. Warrants may be surrendered to the Company, either in book entry position or, if applicable, certificated form, together with a written request for exchange or transfer, and thereupon the Company shall issue in exchange therefor one or more new Warrants, or book entry positions, as requested by the Holder, representing an equal aggregate number of Warrants; provided, however, that in the event that this Warrant surrendered for transfer bears a restrictive legend, the Company shall not cancel such Warrant and issue new Warrants in exchange therefor until the Company, based on the advice of counsel, determines that such transfer may be made in compliance with applicable laws. Unless otherwise determined by the Company, based on the advice of counsel, such new Warrants shall bear the same restrictive legends as were on the surrendered Warrants.

4.3    Fractional Warrants. The Company shall not be required to effect any registration of transfer or exchange that will result in the issuance of a warrant certificate or book-entry position for a fraction of this Warrant.

4.4    Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.	Other Provisions Relating to Rights of Holder.

5.1    No Rights as Stockholder. This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2    Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

5.3    Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants (the “Warrant Required Reserve Amount”).

5.4    Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Common Stock.

6.	Miscellaneous Provisions.

6.1    Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of the Company’s respective successors and assigns.

6.2    Notices. Any notice, statement or demand authorized by this Warrant to be given or made to the Company shall be sufficiently given (i) if by email when the email is sent, (ii) if by hand or overnight delivery, when so delivered, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is provided in writing by the Company), as follows:

BioCardia, Inc.

320 Soquel Way

Sunnyvale, California 94085

Telephone:        (650) 226-0120

Attention:         Chief Financial Officer

And if to the Holder, at such address or other contact information delivered by the Holder to Company or as is on the books and records of the Company.

6.3    Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the similar provisions of the Securities Purchase Agreement, which shall apply mutatis mutandis.

6.4    Persons Having Rights under this Warrant. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the registered holder hereof, any right, remedy, or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant shall be for the sole and exclusive benefit of the registered holder of this Warrant.

6.5    Electronic Signature. This Warrant may be executed by the Company in an original, facsimile, .pdf signature or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

6.6    Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

6.7    Amendments. This Warrant may be amended by the Company without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant as the Company may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent or vote of the registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 2.1 and 2.2, respectively, without the consent of the registered holders.

6.8    Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Company and the registered holder hereof intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.9    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a trading day, then such action may be taken or such right may be exercised on the next succeeding trading day.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the first above written.

BIOCARDIA, INC.

By:
Name: Title:

[Signature Page to Warrant]

EXHIBIT A

NOTICE OF EXERCISE

TO:	BIOCARDIA, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ]          in lawful money of the United States; or

[ ]          if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.3.1, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.3.1.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]
Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: